SNOW BECKER KRAUSS P.C.




                                          May 21, 1996


Stratasys, Inc.
14950 Martin Drive
Eden Prairie, Minnesota 55344



                     Re: Registration Statement on Form S-3


Gentlemen:


     We have acted as counsel to Stratasys, Inc., a Delaware corporation
(the "Company"), in connenction with the registration by the Company pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission on this date pursuant to the Securities Act of 1933, as amended. The Registration Statement includes 400,000 issued and outstanding shares of the Company's Common Stock.

     As counsel to the Company, we have examined the Company's Certificate of Incorporation, By-laws, records of corporate proceedings, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as orginals, the accuracy and completeness of all documents submitted to us as copies and the authenticity of the orginals of such latter documents. As to any facts material to such opinions which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others.

     Based on the foregoing, we are of the opinion that:

     1. The Company has been duly organized, is validly existing, and in good standing under the laws of the State of Delaware.

     2. The Shares have been duly authorized by the Board of Directors of the Company and are fully paid and non-assessable securities.

     We hereby consent to the reference of our name in the Prospectus under the caption "Legal Matters" and to inclusion of this opinion as Exhibit 5.1 to the Registration Statement and all amendments thereto.


                                     Very truly yours,



                                     /s/ SNOW BECKER KRAUSS P.C.
                                     --------------------------------------
                                         SNOW BECKER KRAUSS P.C.